Exhibit 10.35

FOURTH AMENDMENT TO

VOTING AGREEMENT

GRUPO TMM, S.A.

- and -

SUPPORTING NOTEHOLDERS

Dated as of July 29, 2004

1

FOURTH AMENDMENT TO VOTING AGREEMENT

This FOURTH AMENDMENT TO VOTING AGREEMENT, dated as of July 29, 2004, is entered into by and among (a) Grupo TMM, S.A., a corporation (sociedad anónima) organized under the laws of the United Mexican States (the “Company”), and (b) the Supporting Noteholders (as defined in the Voting Agreement which is defined below).

RECITALS:

A.                                   The Company and the Supporting Noteholders previously entered into that certain Voting Agreement dated as of December 9, 2003, as amended by the First Amendment to Voting Agreement, dated as of March 31, 2004, the Letter Amendment to Voting Agreement, dated July 2, 2004, and the Letter Amendment and Waiver, dated July 22, 2004 (collectively, the “Voting Agreement”).

B.                                     As of the date hereof, Supporting Noteholders that beneficially own (or that are investment managers or advisors for the beneficial owners of) approximately 72% of the aggregate principal amount of Existing Notes are party to the Voting Agreement.

C.                                     On June 23, 2004, the Company launched the Exchange Offer and, as of July 22, 2004, holders of 95.7% of the 2003 Notes and holders of 97.3% of the 2006 Notes validly tendered their Existing Notes pursuant to the Exchange Offer.

D.                                    On July 22, 2004, certain Supporting Noteholders that, together, represented Required Noteholders, waived the provisions of Section 3(f) of the Voting Agreement to permit the Company to extend the term of the Exchange Offer until August 5, 2004, and approved the modification of the Minimum Tender Condition to correspond to the percentage of 2003 Notes and 2006 Notes validly tendered in the Exchange Offer as of such date.

E.                                      On July 23, 2004, the Company issued a press release and filed a Prospectus Supplement with respect to the Exchange Offer pursuant to which the Company (i) amended the Exchange Offer to modify the Minimum Tender Condition as described above, (ii) extended the term of the Exchange Offer until August 5, 2004, and (iii) granted withdrawal rights to holders that tendered their Existing Notes in the Exchange Offer.

F.                                      Due to a broker miscommunication, the percentage of holders of 2003 Notes that, as of July 22, 2004, validly tendered their Existing Notes pursuant to the Exchange Offer was actually 95.3% and, consequently, the Company desires to further amend the Exchange Offer to modify the Minimum Tender Condition to correspond to the actual percentage of 2003 Notes validly tendered in the Exchange Offer as of such date.

G.                                     The Company desires to consummate the Restructuring pursuant to the Exchange Offer without having to commence a Bankruptcy Proceeding and, in furtherance thereof, the Company (i) desires to confirm the amendment and extension of the Exchange Offer as described in Recitals D through F above and (ii) has requested that certain Supporting Noteholders provide financing to permit the Company to retire any 2003 Notes that are not validly tendered in the Exchange Offer, to defease, or cure any payment defaults under, any 2006 Notes that are not validly tendered in the Exchange Offer, and for certain other purposes (the “New Money Financing”), and certain Supporting Noteholders have agreed to provide such financing.

H.                                    On or about the date hereof, the Company intends to issue a press release and file with the SEC a second Prospectus Supplement (in substantially the form attached as Annex D hereto) with respect to the Exchange Offer pursuant to which the Company will (i) amend the Exchange Offer to modify the Minimum Tender Condition as described in Recital F above, (ii) disclose the terms of the New Money Financing and the other amendments to the Voting Agreement contemplated herein, and (iii) disclose the other matters described in such Prospectus Supplement (including the Company’s agreement to pay the obligations of the Company under the J.B. Hunt promissory note in New Notes (the “J.B. Hunt Notes”), and the Company’s agreement to pay certain fees payable to the Company’s financial advisors in New Notes (the “Advisor Notes”)).

I.                                         The Company and certain of the Supporting Noteholders desire to amend the Voting Agreement to effectuate the foregoing and certain other amendments as provided herein.

J.                                        Pursuant to Section 12 of the Voting Agreement, the Voting Agreement may be amended in a writing signed by the Company and the Required Noteholders (as determined at such time).

Therefore, in consideration of the premises and the mutual covenants and agreements set forth in this Fourth Amendment to Voting Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties signatory to this Fourth Amendment to Voting Agreement, intending to be bound hereby, agrees as follows:

AGREEMENT:

1.                                       Amendment and Extension.  The parties hereby confirm that (i) the Minimum Tender Condition has been amended to mean “there being validly tendered and not withdrawn 95.3% in aggregate principal amount of the outstanding 2003 Notes and 97.3% in aggregate principal amount of the outstanding 2006 Notes”, and (ii) the expiration date of the Exchange Offer has been extended until August 5, 2004 (the “Exchange Offer Expiration Date”).

2.                                       Extension of Certain Milestone Dates.

(a)                                  Each reference in Section 8(c)(ii) and Section 8(d)(i) of the Voting Agreement to (i) the date “July 22, 2004” is deleted and replaced with “the date that is the third Business Day following the Exchange Offer Expiration Date, but in no event later than the Final Extension Date” and (ii) the date “August 5, 2004” is deleted and replaced with “August 20, 2004” (referred to herein as the “Final Extension Date”).

(b)                                 The first four paragraphs of Section 8(g) are deleted in their entirety and replaced with the following:

(g)                                 If

(i)                                           [Intentionally omitted],

(ii)                                        the Company has not consummated the Exchange Offer or commenced the Bankruptcy Proceeding on or before the date that is the third Business Day following the Exchange Offer Expiration Date, but in no event later than the third Business Day following the Final Extension Date, in accordance with Section 8(c)(ii) of this Agreement, or

(iii)                                     a Company Default within the meaning of Sections 8(a)(iii) or 8(a)(iv) of this Agreement has occurred and is continuing,

then the Supporting Noteholders then party to this Agreement (and not in default hereunder) shall be entitled to receive the Delay Fee with respect to the Existing Notes held by such Supporting Noteholders for the period from and after (A) [intentionally omitted], or (B) the date that is the third Business Day following the Exchange Offer Expiration Date, but in no event later than the third Business Day following the Final Extension Date (in the case of clause (ii) of this Section 8(g)), or (C) the date of such Company Default (in the case of clause (iii) of this Section 8(g)), as applicable, to and including the earliest to occur of (w) the date the Company commences the Bankruptcy Proceeding, (x) the date the Company cures the applicable Company Default under subclause (iii) above, by consummating the Exchange Offer or commencing the Bankruptcy Proceeding, whichever is applicable, (y) the Outside Date, and (z) the Settlement Date (any such period, the “Delay Period”); provided, however, that if the Settlement Date does not occur pursuant to the Exchange Offer and the Outside Date occurs after the commencement of the Bankruptcy Proceeding, then the Delay Fee shall be deemed to have accrued on all Existing Notes and all Noteholders will be entitled to receive the Delay Fee for the applicable Delay Period.

3.                                       New Money Financing; Other Issuances.  The Company and the Supporting Noteholders hereby acknowledge and agree that the New Money Financing as described in the Term Sheet attached hereto as Annex A is approved and deemed to be part of the terms of the Restructuring and, for the avoidance of doubt, neither the Company’s consummation of the New Money Financing in accordance with the terms set forth in such Term Sheet nor the issuance of the J.B. Hunt Notes or the Advisor Notes as described in the Prospectus Supplement shall be deemed to be a Company Default under Section 8(a)(v) of the Voting Agreement.  Accordingly, the “Term Sheet” is hereby amended to include the Term Sheet for the New Money Financing attached as Annex A to this Fourth Amendment.

4.                                       Amendment of Registration Statement.  On July 30, 2004,  the Company will file with the SEC the Prospectus Supplement to the Company’s Registration Statement on Form F-4 with respect to the Exchange Offer, as described in Recital G above.

5.                                       No Further Extension. Notwithstanding anything to the contrary contained herein or in the Voting Agreement, the Company may not extend the Exchange Offer Expiration Date or grant withdrawal rights in connection with any such extension, without the prior written consent of the Required Noteholders, unless required to do so by applicable law.  For the avoidance of doubt, if the Company extends the Exchange Offer Expiration Date to a date that is later than the Final Expiration Date without the consent of the Required Noteholders, such extension will have and remain subject to the provisions and consequences specified in Sections 8(c)(ii), 8(d)(i) and 8(g) of the Voting Agreement as same are amended herein.

6.                                       No Withdrawal of Tenders.  The Supporting Noteholders hereby acknowledge and agree that no Supporting Noteholder may (a) withdraw any Existing Notes previously tendered in the Exchange Offer in connection with any withdrawal rights granted in connection with the extension of the expiration date and the amendment of the Exchange Offer contemplated herein or (b) terminate the Voting Agreement as to any such Supporting Noteholder solely by reason of the extension and amendment of the Exchange Offer contemplated herein.

7.                                       Registration of New Notes.  Notwithstanding anything to the contrary contained in Section 32 of the Voting Agreement, the Company and the Supporting Noteholders hereby acknowledge and agree that, on the Settlement Date or the Outside Date, as applicable, (a) the Company shall execute and deliver in favor of the holders of the New Notes, the Registration Rights Agreement in the form attached hereto as Annex B and (b) the Supporting Noteholders shall be entitled to the registration rights set forth in such Registration Rights Agreement with respect to their New Notes (including New Notes issued in connection with the New Money Financing), Additional New Notes and Delay Fee New Notes.

8.                                       Amendment of Certain Sections.

(a)                                  Each of Section 3(c)(i) and Section 8(a)(iv) of the Voting Agreement is hereby deleted in its entirety and replaced with the following:

If all of the conditions to the Exchange Offer have not been sooner satisfied and/or waived, then, within five Business Days following the Exchange Offer Expiration Date (or, if sooner, the Final Expiration Date), the Company shall commence the Bankruptcy Proceeding in accordance with the Bankruptcy Plan; provided, however, that if the Company is using commercially reasonable efforts to commence a Concurso, the date to commence the Bankruptcy Proceeding hereunder shall be extended by 30 days.

(b)                                 Section 8(a)(iii) of the Voting Agreement is hereby deleted in its entirety and replaced with the following:

if, upon the Exchange Offer Expiration Date, the Minimum Tender Condition and all other conditions to the Exchange Offer shall have been satisfied or waived in accordance with the terms thereof (except only those conditions which customarily are satisfied only upon the consummation thereof) and the Exchange Offer shall not have been consummated within five Business Days following the Exchange Offer Expiration Date;

9.                                       Delay Fee; Additional New Notes.

(a)                                  Notwithstanding anything to the contrary contained in Sections 3(c)(ii) or 8(g) of the Voting Agreement, the Company shall not be required to pay, nor shall the Supporting Noteholders be entitled to receive, a Delay Fee as a result of the Company’s failure to launch the Exchange Offer on or before June 15, 2004 or to commence the Bankruptcy Proceeding on or before June 15, 2004, to the extent required by Section 3(c)(ii) of the Voting Agreement, except solely with respect to the period from and after June 15, 2004 to and including June 23, 2004.

(b)                                 The Company agrees that any failure of a Supporting Noteholder to have voted to accept the Bankruptcy Plan pursuant to the Bankruptcy Plan Solicitation on or before July 16, 2004 shall not, by itself, be deemed to constitute a Noteholder Breach and any such Supporting Noteholder shall be entitled to receive the Additional New Notes to the same extent as if such Supporting Noteholder had voted to accept the Bankruptcy Plan on or before July 16, 2004, provided, that such Supporting Noteholder (i) tendered its Existing Notes pursuant to the Exchange Offer on or before July 16, 2004 and (ii) uses commercially reasonable efforts to cause its Existing Notes to be voted to accept the Bankruptcy Plan pursuant to the Bankruptcy Plan Solicitation on or before the Exchange Offer Expiration Date.

10.                                 No Other Changes.  Except as expressly set forth in this Fourth Amendment to Voting Agreement, all provisions of the Voting Agreement shall remain unmodified and in full force and effect.

11.                                 Counterparts.  This Fourth Amendment to Voting Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.  Any Supporting Noteholder may become party to this Fourth Amendment to Voting Agreement on or after the date hereof by executing and delivering a signature page to this Fourth Amendment to Voting Agreement.

12.                                 Effective Date.  In accordance with Section 12 of the Voting Agreement, this Fourth Amendment to Voting Agreement shall be effective upon the Company and the Required Noteholders becoming parties hereto by executing and delivering a signature page to this Fourth Amendment to Voting Agreement.

13.                                 Certain Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the respective meaning ascribed to them in the Voting Agreement.

14.                                 Public Disclosure.  Upon the execution and delivery of this Fourth Amendment to Voting Agreement by the Required Noteholders and the Company, the Company shall (i) issue a press release in the form attached hereto as Annex C, and (ii) file a Report on Form 6-K with the SEC and an analogous report with the CNBV containing such press release, together with a copy of this Fourth Amendment to Voting Agreement.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, each of the parties to this Fourth Amendment to Voting Agreement has caused this Fourth Amendment to Voting Agreement to be executed and delivered by its duly authorized officers as of the date first written above.

GRUPO TMM, S.A.

By:
Name:
Title:

	Address:	Av. De la Cuspide #4755
Col. Parques del Pedregal
C.P. 14010 Mexico, D.F.

SUPPORTING NOTEHOLDERS

By:
Name:
Title:

Address:

Principal Amount of Existing
	Notes:	$ 2003 Notes
$ 2006 Notes

ANNEX A

[New Money Financing Term Sheet]

ANNEX B

[Registration Rights Agreement]

ANNEX C

[Press Release]

ANNEX D

[Prospectus Supplement]